Exhibit 99.1

LRAD® Corporation Reports Fiscal Year 2016 Financial Results

SAN DIEGO, CA – December 7, 2016 - LRAD Corporation (NASDAQ: LRAD), the world’s leading provider of acoustic hailing devices (“AHDs”) and advanced mass notification systems, today announced financial results for the fiscal year ended September 30, 2016.

Fiscal Year 2016 Financial Summary

●	Revenues: Fiscal year 2016 revenues totaled $16.4 million, compared to $16.8 million reported in fiscal year 2015.

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The decrease in revenues was primarily due to lower international revenues, as a result of slower orders related to certain ongoing programs, and some delays in awarding contracts. This was partially offset by an increase in U.S. revenues, primarily from U.S. government and military customers.

●	Net Loss: The Company reported a net loss of $1.3 million, or $0.04 per share for fiscal 2016, compared with net income of $9.7 million, or $0.29 per diluted share reported for fiscal 2015.

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The net loss was due primarily to $1.1 million of non-recurring expenses associated with legal costs incurred in a settled proxy contest, severance and related expenses from the departure of the Company’s prior Chief Executive Officer (“CEO”), recruiting and hiring costs related to the new CEO, and lower revenues.

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In fiscal 2015, the Company reported an $8.3 million income tax benefit, or approximately $0.25 per diluted share, for the release of a portion of its valuation allowance against deferred tax assets, based on the determination that it was more likely than not that a portion of the deferred tax assets will be realized.

●	Balance Sheet: Cash and cash equivalents totaled $13.5 million at September 30, 2016, a decline from $18.3 million reported at September 30, 2015.

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Lower cash and cash equivalents was primarily due to the repurchase of $1.7 million of common stock, $1.1 million of non-recurring expenses, the payment of $955,000 of dividends and the purchase of $826,000 of short and long-term marketable securities.

o	Working capital totaled $23.1 million at September 30, 2016, compared to $25.6 million at September 30, 2015.

“Fiscal 2016 was a transition year for LRAD, marked by a change in leadership and significant investments in personnel and products,” commented Richard S. Danforth, Chief Executive Officer of LRAD Corporation. “Following three years of decline, U.S. revenues increased by 47% in fiscal 2016 from fiscal 2015 as a result of increased government and military programs, a trend we expect to continue in fiscal 2017.”

Select Fiscal Year 2016 Operating and Business Highlights

●	Named Richard S. Danforth as Chief Executive Officer.

●	Increased U.S. revenues by 47%, driven by a 60% increase in U.S. military spending.

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Executed a contract modification with the U.S. Navy that allows the U.S. Army to purchase LRAD AHDs under an existing contract. An initial order for $915,000 was delivered in the fiscal fourth quarter under the U.S. Army AHD program of record.

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Received a five-year $7.4 million firm-fixed-price, indefinite-delivery/indefinite-quantity contract award from the Naval Surface Warfare Center in Crane, Indiana to add LRAD RXL systems to Situational Awareness Systems on Military Sealift Command ships and other Navy and Coast Guard vessels.

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The LRAD RXL was recognized by the Government Security News’ 2016 Airport, Seaport, Border Security Awards Program as “Best Acoustic Hailing Service”, and the LRAD DS-60 was named a finalist in the “Best Mass Notification System” category.

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Repurchased 1,099,608 shares for $1,748,456 during fiscal year 2016, compared to 734,070 shares for $1,564,666 during fiscal year 2015, and extended the current share repurchase program through 12/31/17.

“During fiscal year 2017, we plan to invest in business development personnel, add international partners to focus on certain geographic regions, increase efforts in mass notification markets, and target law enforcement and border protection opportunities,” added Danforth. “We also intend to increase engineering resources to expand our omnidirectional product offering to better serve the mass notification markets, as well as continue to incorporate our patent pending XL driver technology, which generates higher audio output in a smaller and lighter form factor, throughout our product line. With our focus on growing top line revenue and creating value for our stockholders, we expect improved domestic and international sales across both the AHD and mass notification segments of our business in fiscal 2017.”

Webcast and Conference Call Details

Management will host a conference call to discuss fiscal year 2016 financial results this afternoon at 4:30 p.m. E.T. To access the conference call, dial toll-free 888.567.1602, or toll/international at 862.255.5346. A webcast will also be available at the following link: https://www.webcaster4.com/Webcast/Page/1375/18591. A replay of the call will be available approximately four hours after the call concludes, and remain available for 90 days at the aforementioned webcast link. Questions to management may be submitted before or during the call by emailing them to: investor@lradx.com.

About LRAD Corporation

Using advanced technology and superior voice intelligibility, LRAD Corporation’s proprietary Long Range Acoustic Devices® and revolutionary ONE VOICE® mass notification systems are designed to enable users to safely hail and warn, inform and direct, prevent misunderstandings, determine intent, establish large safety zones, resolve uncertain situations, and save lives. LRAD systems are in service in more than 70 countries around the world in diverse applications including mass notification and public address, fixed and mobile defense deployments, homeland, border, critical infrastructure, maritime, oil & gas, and port security, public safety, law enforcement and emergency responder communications, asset protection, and wildlife control and preservation. For more information, please visit www.lradx.com.

Forward Looking Statements

Except for historical information contained herein, the matters discussed are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. You should not place undue reliance on these statements. We base these statements on particular assumptions that we have made in light of our industry experience, the stage of product and market development as well as our perception of historical trends, current market conditions, current economic data, expected future developments and other factors that we believe are appropriate under the circumstances. These statements involve risks and uncertainties that could cause actual results to differ materially from those suggested in the forward-looking statements. These risks and uncertainties are identified and discussed in our filings with the Securities and Exchange Commission. These forward-looking statements are based on information and management’s expectations as of the date hereof. Future results may differ materially from our current expectations. For more information regarding other potential risks and uncertainties, see the “Risk Factors” section of the Company’s Form 10-K for the fiscal year ended September 30, 2016. LRAD Corporation disclaims any intent or obligation to update those forward-looking statements, except as otherwise specifically stated.

Company Contact

E. Brian Harvey

Director, Investor Relations and Capital Markets

858.753.8974

ebharvey@lradx.com

LRAD Corporation and Subsidiary

Consolidated Balance Sheets

(000's omitted)

	September 30,
	2016	2015

ASSETS
Current assets:
Cash and cash equivalents	$13,467	$18,316
Short-term marketable securities	2,936	1,252
Accounts receivable	3,409	2,116
Inventories, net	4,764	4,926
Prepaid expenses and other	596	566
Total current assets	25,172	27,176
Long-term marketable securities	2,188	3,047
Deferred tax assets	8,527	8,339
Property and equipment, net	473	472
Intangible assets, net	63	59
Prepaid expenses and other - noncurrent	391	579
Total assets	$36,814	$39,672

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$575	$704
Accrued liabilities	1,503	871
Total current liabilities	2,078	1,575
Other liabilities - noncurrent	165	148
Total liabilities	2,243	1,723
Total stockholders' equity	34,571	37,949
Total liabilities and stockholders' equity	$36,814	$39,672

LRAD Corporation and Subsidiary

Consolidated Statements of Operation

(000's omitted except share and per share amounts)

	Years Ended September 30,
	2016	2015

Revenues	$16,361	$16,784
Cost of revenues	8,689	8,256
Gross profit	7,672	8,528

Operating expenses:
Selling, general and administrative	6,877	5,281
Research and development	2,388	2,028
Total operating expenses	9,265	7,309

Income from operations	(1,593)	1,219
Other income	125	122
Income from operations before income taxes	(1,468)	1,341
Income tax expense	(186)	(8,347)
Net (loss) income	$(1,282)	$9,688

Net (loss) income per common share - basic and diluted	$(0.04)	$0.29
Weighted average common shares outstanding:
Basic	31,970,600	33,174,546
Diluted	31,970,600	33,574,919